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            [LETTERHEAD OF THE MICHAEL COMPANIES, INC. APPEAR HERE]


                                                                    EXHIBIT 23.4

April 14, 1997



Boston Properties, Inc.
8 Arlington Street
Boston, Massachusetts 02116

Attn: David R. Barrett, Senior Vice President

Gentlemen:

In connection with the initial public offering of common stock by Boston Properties, Inc., we hereby consent to the use of our name in the Registration statement on Form S-11 to be filed with the Securities and Exchange Commission.

Very truly yours,

THE MICHAEL COMPANIES, INC.


By:   /s/ Gary W. Michael
      ------------------------
      Gary W. Michael
      President






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